UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2005

Commission File Number: 0-17821

ALLION HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	11-2962027
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1660 Walt Whitman Road, Suite 105, Melville, NY 11747

(Address of principal executive offices)

Registrant’s telephone number, including area code: (631) 547-6520

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) Under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) Under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 9.01 Financial Statements and Exhibits

On December 12, 2005, Allion Healthcare, Inc. filed a current report on Form 8-K in connection with its acquisition, through its wholly-owned subsidiary Medicine Made Easy, of all right, title and interest in certain assets of Priority Pharmacy, Inc. (“Priority Pharmacy”), including but not limited to its inventory and customer lists, pursuant to the previously disclosed Asset Purchase Agreement dated December 9, 2005. Pursuant to Item 9.01 of Form 8-K, set forth below are the financial statements and pro forma financial statements relating to the acquisition of assets of Priority Pharmacy.

(a) Financial Statements of Business Acquired

The report of independent auditors and Audited Financial Statements of the retail division of Priority Pharmacy as of December 31, 2004 and for the year ended December 31, 2004 and the Notes thereto.

The reviewed financial statements of the retail division of Priority Pharmacy for the nine months ended September 30, 2005 and 2004.

The report of independent auditors and Audited Financial Statements of the retail division of Priority Pharmacy as of September 30, 2005 and for the nine months ended September 30, 2005 and the Notes thereto will be filed as soon as possible.

(b) Pro Forma Financial Information

Unaudited pro forma consolidated balance sheet as of September 30, 2005 and the unaudited pro forma statements of operations for the year ended December 31, 2004 and the nine months ended September 30, 2005.

The unaudited pro forma consolidated financial statements of Allion Healthcare, Inc. attached hereto are not necessarily indicative of the results that actually would have been attained if the acquisition had been in effect on the dates indicated or which may be attained in the future. Such statements should be read in conjunction with the historical financial statements of Allion Healthcare, Inc.

PRIORITY PHARMACY, INC. RETAIL DIVISION

Financial Statements

December 31, 2004

Report of Independent Auditors

Board of Directors

Priority Pharmacy, Inc. Retail Division

We have audited the accompanying statements of assets, liabilities, and net investments in Priority Pharmacy, Inc. Retail Division as of December 31, 2004, and the related statements of operations, net investment of Pharmacy Retail Division and cash flows for the year then ended. These financial statements are the responsibility of Priority Pharmacy, Inc.’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Priority Pharmacy, Inc. Retail Division as of December 31, 2004, and the results of its operations and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

February 2, 2006
West Des Moines, Iowa	/s/ LWBJ, LLP

1

PRIORITY PHARMACY, INC. RETAIL DIVISION

Statement of Assets, Liabilities and Net Investment in Pharmacy Retail Division

December 31, 2004

Assets
Current assets:
Cash	$800
Accounts receivable (net of allowance for uncollectible accounts of $675,000 at December 31, 2004)	1,887,942
Inventories	603,868
Prepaid insurance	57,209
Related party receivables	126,275
Income tax recoverable	27,526

Total current assets	2,703,620

Property and equipment:
Leasehold improvements	233,675
Furniture and fixtures	124,870
Equipment	561,671

920,216
Less accumulated depreciation	(751,980)

168,236

Other assets	2,922

Total assets	$2,874,778

Liabilities and net investment in Pharmacy Retail Division
Current liabilities:
Checks in excess of deposits	$53,750
Accounts payable	244,861
Accrued expenses	153,422

Total current liabilities	452,033

Net investment in Pharmacy Retail Division	2,422,745

Total liabilities and net investment in Pharmacy Retail Division	$2,874,778

See accompanying notes.

2

PRIORITY PHARMACY, INC. RETAIL DIVISION

Statement of Operations

For the year ended December 31, 2004

Net sales	$19,831,401
Cost of sales	17,292,304

Gross profit	2,539,097

Operating expenses:
Personnel costs	1,776,463
Provision for uncollectible accounts	272,594
Sales, marketing and travel	160,253
Shipping and delivery	159,325
Depreciation expense	116,984
Consulting and professional fees	114,105
Facilities	79,940
Other selling, general and administrative expenses	436,095

3,115,759

Net loss	$(576,662)

See accompanying notes.

3

PRIORITY PHARMACY, INC. RETAIL DIVISION

Statement of Net Investment in Pharmacy Retail Division

For the year ended December 31, 2004

Balance at December 31, 2003	$1,777,244
Net loss	(576,662)
Net investment by Priority Pharmacy, Inc.	1,222,163

Balance at December 31, 2004	$2,422,745

See accompanying notes.

4

PRIORITY PHARMACY, INC. RETAIL DIVISION

Statement of Cash Flows

For the year ended December 31, 2004

Operating activities
Net loss	$(576,662)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	116,984
Changes in operating assets and liabilities:
Accounts receivable	(702,317)
Inventories	41,810
Prepaid insurance	(10,316)
Related party receivables	49,393
Income tax recoverable	(20,402)
Other assets	(12)
Checks in excess of deposits	53,750
Accounts payable	(130,987)
Accrued expenses	(12,975)

Net cash used in operating activities	(1,191,734)

Investing activities
Purchase of property and equipment	(39,839)

Net cash used in investing activities	(39,839)

Financing activities
Net investment by Priority Pharmacy, Inc.	1,222,163

Net cash provided by financing activities	1,222,163

Net decrease in cash	(9,410)

Cash at beginning of year	10,210

Cash at end of year	$800

See accompanying notes.

5

PRIORITY PHARMACY, INC. RETAIL DIVISION

Notes to Financial Statements

December 31, 2004

1. The Division and Significant Accounting Policies

Description of Business

Priority Pharmacy Inc. Retail Division (the “Division”) is engaged primarily in the pharmacy business in California. The Division has distribution warehouses in California and focuses on delivering its specialty pharmacy products primarily to HIV/AIDS patients. Rights, title and interest in and to certain assets, including but not limited to, its inventory, customer lists, books and records, files and goodwill of the Division was sold to a subsidiary of Allion Healthcare, Inc. on December 9, 2005 (see Note 7).

Basis of Presentation

Historically, the financial statements have not been prepared for the Division, as it has no separate legal status or existence. The accompanying carve-out financial statements have been prepared to present the statement of assets, liabilities and net investment in the Division and statements of operations and cash flows of the Division for inclusion in Allion Healthcare, Inc.’s Form 8-K/A for purposes of complying with the rules and regulations of the Securities and Exchange Commission as required by S-X Rule 3-05. These statements include only those assets, liabilities and related operations of the Division as historically incurred by the Division and exclude all other assets, liabilities and operations of Priority Pharmacy, Inc. The accompanying carve-out financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America using Division-specific information where available and allocations and estimates where data is not maintained on a Division-specific basis within its books and records (primarily allocation of certain salaries and overhead). Due to the significant amount of allocations and estimates used to prepare these carve-out financial statements, they may not reflect the financial position, cash flows or results of operations of the Division in the future or what its operations, cash flows and financial position would have been had the Division been operating as a stand-alone business during the periods presented.

The accompanying carve-out financial statements include only those assets, liabilities and related operations of the Division as historically incurred by the Division and exclude all other assets, liabilities and operations of Priority Pharmacy, Inc., including certain indebtedness and interest incurred on this indebtedness. Also, no interest is incurred by the Division on the net investment in the Division.

Revenues are recorded on a customer specific basis, while product costs and pharmacy costs (direct labor) and other pharmacy operating costs are recorded on a Division-specific basis.

In addition to the Division, Priority Pharmacy, Inc. operates a pharmaceutical segment or division that distributes pharmaceuticals to health care providers (wholesalers).

6

PRIORITY PHARMACY, INC. RETAIL DIVISION

Notes to Financial Statements (continued)

1. The Division and Significant Accounting Policies (continued)

Inventories

Inventories consist mainly of prescription medications, vitamins, minerals and other non-prescription health products that are available for sale. Inventories are recorded at the lower of cost or market, cost being determined on a first-in, first-out (“FIFO”) basis and are stated at the lower of cost or market.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates. Such estimates primarily relate to revenue contractual adjustments and related discounts, the collections of accounts receivable and the allocation of certain administrative expenses to the Division.

Property and Equipment

Property and equipment is recorded at historical cost and depreciated over the estimated useful lives of the respective assets. Estimated useful lives are as follows:

Machinery and equipment	5 years
Furniture and fixtures	5-7 years
Leasehold improvements	5 years

Depreciation expense was $116,984 for the year ended December 31, 2004.

Revenue Recognition

Revenue is recognized as medications or products are shipped to customers. A substantial portion of the Division’s revenue is billed to third-party payors, including governmental payors, insurance companies and managed-care plans. Revenue is recorded net of contractual adjustments and related discounts. Contractual adjustments represent estimated differences between billed revenues and amounts expected to be realized from third-party payors under contractual agreements.

Income Taxes

The Division has elected to be taxed as a small business corporation under the provisions of Subchapter S of the Internal Revenue Code. As such, taxable income of the Division is includable in the individual income tax returns of the stockholders and the Division is only subject to California income tax on Subchapter S corporations of 1.5%.

Income tax recoverable represents amounts due the Division from an intercompany tax allocation.

7

PRIORITY PHARMACY, INC. RETAIL DIVISION

Notes to Financial Statements (continued)

1. The Division and Significant Accounting Policies (continued)

Credit Risk

Financial instruments that potentially subject the Division to concentrations of credit risk consist principally of cash and trade receivables. The Division has all of its cash in one bank account. The balances are insured by the Federal Deposit Insurance Corporation (“FDIC”) for up to $100,000. Such cash balances, at times, may exceed FDIC limits. The Division has not experienced any losses in such accounts. A large portion of the Division’s trade receivables is from two third-party reimbursement programs as described in Note 4.

Allowance for Uncollectible Accounts

Management reviews the collectibility of accounts receivable by tracking collection and write-off activity. The allowance for estimated uncollectible accounts is adjusted as needed to reflect current collections, write-offs and other trends, including changes in assessment of realizable value. While management believes the resulting net carrying amounts for accounts receivable are fairly stated and that the Division has made adequate provision for uncollectible accounts based on all available information, no assurance can be given as to the level of future provisions for uncollectible accounts, or how they will compare to the levels experienced in the past. Under Medicaid, Medicare and other reimbursement programs, the Division is reimbursed for services rendered to covered program patients as determined by reimbursement formulas and regulations. Laws and regulations governing these programs are complex and subject to interpretation. As a result, it is possible that recorded estimates will change. The Division’s ability to successfully collect its accounts receivable depends, in part, on its ability to supervise and train personnel in billing and collection, and minimize losses related to system changes.

Shipping and Handling Costs

Shipping and handling costs that are incurred are not included in cost of sales. They are included in selling, general and administrative expenses. Shipping and handling costs were approximately $159,000 in 2004. Shipping and handling costs are not billed to customers.

Advertising

Advertising costs are expensed as incurred. Advertising costs were approximately $12,000 in 2004 and were included in selling, general and administrative expenses.

Net Investment in Pharmacy Retail Division/Pledged Assets

As these financial statements represent a portion of the business of Priority Pharmacy, Inc. that does not constitute a separate legal entity, the investment in the Division is shown in lieu of stockholder’s equity. The net investment includes the accumulated losses of the Division as well as transfer of cash to the Division to fund its operating losses.

8

PRIORITY PHARMACY, INC. RETAIL DIVISION

Notes to Financial Statements (continued)

1. The Division and Significant Accounting Policies (continued)

Historically, cash resources have been managed under a centralized system by Priority Pharmacy, Inc. wherein receipts to the Division and direct operating costs were recorded to the Division’s books and records and bank account. However, due to recent operating losses, additional funds were contributed to the Division by Priority Pharmacy, Inc.

Priority Pharmacy, Inc. has certain amounts outstanding under a line of credit with a bank. This indebtedness is not recorded on the books and records of the Division, however, the Division’s assets are pledged as collateral for this indebtedness.

Earnings Per Share

Given the Division is not a separate legal entity, earning per share results are not included.

2. Leases

The Division conducts its operations in premises leased from the majority shareholder under a month-to-month operating lease. Rental expense was approximately $56,000 for the year ended December 31, 2004.

3. Fair Value of Financial Instruments

The carrying amount of cash, accounts receivables and account payables approximate their fair value.

4. Concentrations of Credit Risk and Major Customers

The Division provides medications, vitamins, minerals and other non-prescription health products to its customers primarily in California. A significant number of the Division’s customers have a substantial amount of their costs paid by third-party reimbursement programs. Under Federal and California third-party reimbursement programs, the Division received net patient revenues of approximately $13,705,000 for the year ended December 31, 2004. At December 31, 2004, the Division had an aggregate outstanding receivable from these agencies of approximately $1,084,000.

5. Major Suppliers

During the year ended December 31, 2004, the Division purchased approximately $17,322,000 from one major supplier.

6. Employee Benefit Plan

The Division has an employee retirement savings plan (401(k) plan) covering substantially all employees. Employees can make elective deferral contributions up to the maximum allowed each year by law. The Division matched 10% of the employee elective deferral.

9

PRIORITY PHARMACY, INC. RETAIL DIVISION

Notes to Financial Statements (continued)

7. Subsequent Events

On December 9, 2005, Medicine Made Easy, a California corporation and wholly-owned subsidiary of Allion Healthcare Inc., a Delaware corporation, entered into an Asset Purchase Agreement with Priority Pharmacy, Inc., a California corporation (“Priority Pharmacy”), The David C. Zeiger Trust UTD 9/30/93 (the “Trust”), David C. Zeiger (“Zeiger”) and Peter Ellman (“Ellman”). On the same day, the closing under the Asset Purchase Agreement occurred and Medicine Made Easy acquired Priority Pharmacy, Inc.’s right, title and interest in and to certain assets, including but not limited to, its inventory, customer lists, books and records, files and goodwill used in connection with or related to its HIV/AIDS business, all in accordance with the terms and conditions of the Asset Purchase Agreement. Medicine Made Easy acquired none of Priority Pharmacy, Inc.’s liabilities.

Subsequent to this transaction, Priority Pharmacy, Inc. continues to service certain customer accounts related to specific license agreements. Priority Pharmacy, Inc. fulfills prescriptions, invoices the customer and collects the accounts receivable. Priority Pharmacy, Inc. remits amounts collected on Allion Healthcare Inc.’s behalf, net of any fees.

During 2005, the Department of Justice has informed Priority Pharmacy, Inc. that it has initiated an investigation related to the submission of claims during 1997 through 2000 under the MediCal/Medicaid program alleging that these claims were overstated. It is too early to determine the likelihood or amount of any potential claim against Priority Pharmacy, Inc.; however, the Department of Justice has indicated that damages could include reimbursement of all payments under MediCal/Medicaid programs and treble damages.

10

PHARMACY, INC. RETAIL DIVISION

Financial Statements

September 30, 2005

Independent Accountants’ Review Report

Board of Directors

Priority Pharmacy, Inc. Retail Division

We have reviewed the accompanying statements of assets, liabilities, and net investments in Priority Pharmacy, Inc. Retail Division as of September 30, 2005 and 2004, and the related statements of income, net investment of Pharmacy Retail Division and cash flows for the nine months then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of Priority Pharmacy, Inc.

A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.

February 2, 2006
West Des Moines, Iowa	/s/ LWBJ, LLP

PRIORITY PHARMACY, INC. RETAIL DIVISION

Statements of Assets, Liabilities and Net Investment in Pharmacy Retail Division

September 30, 2005 and 2004

	September 30, 2005	September 30, 2004
Assets
Current assets:
Cash	$200	$12,918
Accounts receivable (net of allowance for uncollectible accounts of $825,000 and $575,000, respectively)	2,213,059	2,156,776
Inventories	384,205	635,164
Prepaid insurance	69,415	3,714
Related party receivables	4,400	112,448
Income tax recoverable	27,646	12,423

Total current assets	2,698,925	2,933,443

Property and equipment:
Leasehold improvements	233,675	233,675
Furniture and fixtures	125,672	124,870
Equipment	597,123	561,671

	956,470	920,216
Less accumulated depreciation	(825,591)	(730,296)

	130,879	189,920

Other assets	2,922	2,922

Total assets	$2,832,726	$3,126,285

Liabilities and net investment in Pharmacy Retail Division
Current liabilities:
Checks in excess of deposits	$102,600	$—
Accounts payable	398,709	353,031
Accrued expenses	164,839	183,042
Advance from shareholder	742,879	—

Total current liabilities	1,409,027	536,073

Net investment in Pharmacy Retail Division	1,423,699	2,590,212

Total liabilities and net investment in Pharmacy Retail Division	$2,832,726	$3,126,285

See independent accountants’ review report and accompanying notes.

PRIORITY PHARMACY, INC. RETAIL DIVISION

Statements of Operations

For the nine months ended September 30, 2005 and 2004

	September 30, 2005	September 30, 2004
Net sales	$14,451,890	$14,701,675
Cost of sales	12,777,392	12,867,450

Gross profit	1,674,498	1,834,225

Operating expenses:
Personnel costs	1,594,749	1,245,976
Provision for uncollectible accounts	300,558	250,256
Sales, marketing and travel	121,524	125,182
Shipping and delivery	128,591	126,285
Depreciation expense	73,611	95,300
Consulting and professional fees	141,246	70,646
Facilities	107,594	54,791
Other selling, general and administrative expenses	431,119	422,699

	2,898,992	2,391,135

Net loss	$(1,224,494)	$(556,910)

See independent accountants’ review report and accompanying notes.

PRIORITY PHARMACY, INC. RETAIL DIVISION

Statements of Net Investment in Pharmacy Retail Division

For the nine months ended September 30, 2005 and 2004

	September 30, 2005	September 30, 2004
Balance - Beginning of period	$2,422,745	$1,777,244
Net loss	(1,224,494)	(556,910)
Net investment by Priority Pharmacy, Inc.	225,448	1,369,878

Balance - End of period	$1,423,699	$2,590,212

See independent accountants’ review report and accompanying notes.

PRIORITY PHARMACY, INC. RETAIL DIVISION

Statements of Cash Flows

For the nine months ended September 30, 2005 and 2004

	September 30, 2005	September 30, 2004
Operating activities
Net loss	$(1,224,494)	$(556,910)
Adjustments to reconcile net loss to net cash used in operating activities:	73,611	95,300
Depreciation
Changes in operating assets and liabilities:
Accounts receivable	(325,117)	(971,152)
Inventories	219,663	10,514
Prepaid insurance	(12,206)	43,179
Related party receivables	121,875	63,220
Income tax recoverable	(120)	(5,299)
Other assets	—	(12)
Checks in excess of deposits	48,850	—
Accounts payable	153,848	(22,817)
Accrued expenses	11,417	16,646

Net cash used in operating activities	(932,673)	(1,327,331)

Investing activities
Purchase of property and equipment	(36,254)	(39,839)

Net cash used in investing activities	(36,254)	(39,839)

Financing activities
Net investment by Priority Pharmacy, Inc.	225,448	1,369,878
Advance from shareholder	742,879	—

Net cash provided by financing activities	968,327	1,369,878

Net increase (decrease) in cash	(600)	2,708

Cash at beginning of period	800	10,210

Cash at end of period	$200	$12,918

See independent accountants’ review report and accompanying notes.

PRIORITY PHARMACY, INC. RETAIL DIVISION

Notes to Financial Statements

September 30, 2005

(See Independent Accountants’ Review Report)

1. The Division and Significant Accounting Policies

Description of Business

Priority Pharmacy Inc. Retail Division (the “Division”) is engaged primarily in the pharmacy business in California. The Division has distribution warehouses in California and focuses on delivering its specialty pharmacy products primarily to HIV/AIDS patients. Rights, title and interest in and to certain assets, including but not limited to, its inventory, customer lists, books and records, files and goodwill of the Division was sold to a subsidiary of Allion Healthcare, Inc. on December 9, 2005 (see Note 7).

Basis of Presentation

Historically, the financial statements have not been prepared for the Division, as it has no separate legal status or existence. The accompanying carve-out financial statements have been prepared to present the statement of assets, liabilities and net investment in the Division and statements of operations and cash flows of the Division for inclusion in Allion Healthcare, Inc.’s Form 8-K/A for purposes of complying with the rules and regulations of the Securities and Exchange Commission as required by S-X Rule 3-05. These statements include only those assets, liabilities and related operations of the Division as historically incurred by the Division and exclude all other assets, liabilities and operations of Priority Pharmacy, Inc. The accompanying carve-out financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America using Division-specific information where available and allocations and estimates where data is not maintained on a Division-specific basis within its books and records (primarily allocation of certain salaries and overhead). Due to the significant amount of allocations and estimates used to prepare these carve-out financial statements, they may not reflect the financial position, cash flows or results of operations of the Division in the future or what its operations, cash flows and financial position would have been had the Division been operating as a stand-alone business during the periods presented.

The accompanying carve-out financial statements include only those assets, liabilities and related operations of the Division as historically incurred by the Division and exclude all other assets, liabilities and operations of Priority Pharmacy, Inc., including certain indebtedness and interest incurred on this indebtedness. Also, no interest is incurred by the Division on the net investment in the Division.

Revenues are recorded on a customer specific basis, while product costs and pharmacy costs (direct labor) and other pharmacy operating costs are recorded on a Division-specific basis.

In addition to the Division, Priority Pharmacy, Inc. operates a pharmaceutical segment or division that distributes pharmaceuticals to health care providers (wholesalers).

PRIORITY PHARMACY, INC. RETAIL DIVISION

Notes to Financial Statements (continued)

1. The Division and Significant Accounting Policies (continued)

Inventories

Inventories consist mainly of prescription medications, vitamins, minerals and other non-prescription health products that are available for sale. Inventories are recorded at the lower of cost or market, cost being determined on a first-in, first-out (“FIFO”) basis and are stated at the lower of cost or market.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates. Such estimates primarily relate to revenue contractual adjustments and related discounts, collections of accounts receivable and the allocation of certain administrative expenses to the Division.

Property and Equipment

Property and equipment is recorded at historical cost and depreciated over the estimated useful lives of the respective assets. Estimated useful lives are as follows:

Machinery and equipment	5 years
Furniture and fixtures	5-7 years
Leasehold improvements	5 years

Depreciation expense was $73,611 and $95,300 for the nine months ended September 30, 2005 and 2004, respectively.

Revenue Recognition

Revenue is recognized as medications or products are shipped to customers. A substantial portion of the Division’s revenue is billed to third-party payors, including governmental payors, insurance companies and managed-care plans. Revenue is recorded net of contractual adjustments and related discounts. Contractual adjustments represent estimated differences between billed revenues and amounts expected to be realized from third-party payors under contractual agreements.

Income Taxes

The Division has elected to be taxed as a small business corporation under the provisions of Subchapter S of the Internal Revenue Code. As such, taxable income of the Division is includable in the individual income tax returns of the stockholders and the Division is only subject to California income tax on Subchapter S corporations of 1.5%.

Income tax recoverable represents amounts due the Division from an intercompany tax allocation.

PRIORITY PHARMACY, INC. RETAIL DIVISION

Notes to Financial Statements (continued)

1. The Division and Significant Accounting Policies (continued)

Credit Risk

Financial instruments that potentially subject the Division to concentrations of credit risk consist principally of cash and trade receivables. The Division has all of its cash in one bank account. The balances are insured by the Federal Deposit Insurance Corporation (“FDIC”) for up to $100,000. Such cash balances, at times, may exceed FDIC limits. The Division has not experienced any losses in such accounts. A large portion of the Division’s trade receivables is from two third-party reimbursement programs as described in Note 4.

Allowance for Uncollectible Accounts

Management reviews the collectibility of accounts receivable by tracking collection and write-off activity. The allowance for estimated uncollectible accounts is adjusted as needed to reflect current collections, write-offs and other trends, including changes in assessment of realizable value. While management believes the resulting net carrying amounts for accounts receivable are fairly stated at each reporting period and that the Division has made adequate provision for uncollectible accounts based on all available information, no assurance can be given as to the level of future provisions for uncollectible accounts, or how they will compare to the levels experienced in the past. Under Medicaid, Medicare and other reimbursement programs, the Division is reimbursed for services rendered to covered program patients as determined by reimbursement formulas and regulations. Laws and regulations governing these programs are complex and subject to interpretation. As a result, it is possible that recorded estimates will change. The Division’s ability to successfully collect its accounts receivable depends, in part, on its ability to supervise and train personnel in billing and collection, and minimize losses related to system changes.

Shipping and Handling Costs

Shipping and handling costs that are incurred are not included in cost of sales. They are included in selling, general and administrative expenses. Shipping and handling costs were approximately $129,000 and $126,000 for the nine months ended September 30, 2005 and 2004, respectively. Shipping and handling costs are not billed to customers.

Advertising

Advertising costs are expensed as incurred. Advertising costs were approximately $8,700 and $11,700 for the nine months ended September 30, 2005 and 2004, respectively. These costs were included in selling, general and administrative expenses.

Net Investment in Pharmacy Retail Division/Pledged Assets

As these financial statements represent a portion of the business of Priority Pharmacy, Inc. that does not constitute a separate legal entity, the investment in the Division is shown in lieu of stockholder’s equity. The net investment includes the accumulated losses of the Division as well as transfer of cash to the Division to fund its operating losses.

PRIORITY PHARMACY, INC. RETAIL DIVISION

Notes to Financial Statements (continued)

1. The Division and Significant Accounting Policies (continued)

Historically, cash resources have been managed under a centralized system by Priority Pharmacy, Inc. wherein receipts to the Division and direct operating costs were recorded to the Division’s books and records and bank account. However, due to recent operating losses, additional funds were contributed to the Division by Priority Pharmacy, Inc.

Priority Pharmacy, Inc. has certain amounts outstanding under a line of credit with a bank. This indebtedness is not recorded on the books and records of the Division, however, the Division’s assets are pledged as collateral for this indebtedness.

Earnings Per Share

Given the Division is not a separate legal entity, earning per share results are not included.

2. Leases

The Division conducts its operations in premises leased from the majority shareholder under a month-to-month operating lease. Rental expense was approximately $87,000 and $38,000 for the nine months ended September 30, 2005 and 2004, respectively.

3. Fair Value of Financial Instruments

The carrying amount of cash, accounts receivables and account payables approximate their fair value.

4. Concentrations of Credit Risk and Major Customers

The Division provides prescription medications and oral and enteral nutrition products to its customers primarily in California. A significant number of the Division’s customers have a substantial amount of their costs paid by third-party reimbursement programs. Under federal and California third-party reimbursement programs, the Division received net patient revenues of approximately $9,686,000 and $10,259,000 for the nine months ended September 30, 2005 and 2004, respectively. At September 30, 2005 and 2004, the Division had an aggregate outstanding receivable from these two agencies of approximately $1,014,000 and $947,000, respectively.

5. Major Suppliers

During the nine months ended September 30, 2005 and 2004, the Division purchased approximately $12,111,000 and $12,790,000, respectively, from one major supplier.

PRIORITY PHARMACY, INC. RETAIL DIVISION

Notes to Financial Statements (continued)

6. Employee Benefit Plan

The Division has an employee retirement savings plan (401(k) plan) covering substantially all employees. Employees can make elective deferral contributions up to the maximum allowed each year by law. The Division matched 10% of the employee elective deferral.

7. Subsequent Events

On December 9, 2005, Medicine Made Easy, a California corporation and wholly-owned subsidiary of Allion Healthcare Inc., a Delaware corporation, entered into an Asset Purchase Agreement with Priority Pharmacy, Inc., a California corporation (“Priority Pharmacy”), The David C. Zeiger Trust UTD 9/30/93 (the “Trust”), David C. Zeiger (“Zeiger”) and Peter Ellman (“Ellman”). On the same day, the closing under the Asset Purchase Agreement occurred and Medicine Made Easy acquired Priority Pharmacy, Inc.’s right, title and interest in and to certain assets, including but not limited to, its inventory, customer lists, books and records, files and goodwill used in connection with or related to its HIV/AIDS business, all in accordance with the terms and conditions of the Asset Purchase Agreement. Medicine Made Easy acquired none of Priority Pharmacy, Inc.’s liabilities.

Subsequent to this transaction, Priority Pharmacy, Inc. continues to service certain customer accounts related to specific license agreements. Priority Pharmacy, Inc. fulfills prescriptions, invoices the customer and collects the accounts receivable. Priority Pharmacy, Inc. remits amounts collected on Allion Healthcare Inc.’s behalf, net of any fees.

During 2005, the Department of Justice has informed Priority Pharmacy, Inc. that it has initiated an investigation related to the submission of claims during 1997 through 2000 under the MediCal/Medicaid program alleging that these claims were overstated. It is too early to determine the likelihood or amount of any potential claim against Priority Pharmacy, Inc.; however, the Department of Justice has indicated that damages could include reimbursement of all payments under MediCal/Medicaid programs and treble damages.

Pro Forma Consolidated Financial Statements (Unaudited)

The following unaudited pro forma consolidated financial statements have been prepared by our management and are based on (a) the historical financial statements of Allion Healthcare, Inc. (“Allion”), North American Home Health Supply, Inc (“NAHH”), Specialty Pharmacies, Inc. (“Specialty”), Frontier Pharmacy & Nutrition, Inc. (“PMW”) and Priority Pharmacy (“Priority”) and (b) the assumptions and adjustments described below.

The unaudited pro forma consolidated Balance Sheet as of September 30, 2005 and unaudited pro forma consolidated statements of operation for the year ended December 31, 2004 and nine-month period ended September 30, 2005 give effect to the following transactions as if they had occurred on January 1, 2004:

•	The acquisition of NAHH for the year ended December 31, 2004 (NAHH was acquired on January 4, 2005);

•	The acquisition of Specialty for the year ended December 31, 2004 and the two months in 2005 prior to the acquisition date (SPI was acquired as of February 28, 2005); and

•	The acquisition of PMW for the year ended December 31, 2004 and the seven months in 2005 prior to the acquisition date. (PMW was acquired as of August 5, 2005); and

•	The acquisition of Priority for the year ended December 31, 2004 and the nine months in 2005 prior to the acquisition date (Priority was acquired as of December 9, 2005).

These pro forma consolidated financial statements are not necessarily indicative of the financial position or results of operations that would have occurred had the transaction been effected on the assumed dates. Additionally, future results may vary significantly from the results reflected in the pro forma consolidated income statement due to changes in prices, future transactions and other factors. These statements should be read in conjunction with our audited consolidated financial statements and the related notes for the year ended December 31, 2004 included in our 2004 Form 10-K, the current report on Form 10-Q filed on November 14, 2005 which included the unaudited financial statements for the quarter ended September 30, 2005, the current report on Form 8-K/A filed on March 31, 2005 which included the financial statements of NAHH, the current report on Form 8-K/A filed on April 14, 2005 which included the financial statements of Specialty, the current report on Form 8-K/A filed on October 14, 2005 which included the financial statements of PMW and the unaudited pro forma financial statements of the combined company, the audited financial statements of Priority for the year ended December 31, 2004 and the reviewed financial statements for the nine months ended September 30, 2005 and 2004 included therein. The pro forma information reflects preliminary estimates of the allocation of the amounts paid at closing which may be adjusted.

Allion Health Care, Inc. & Subsidiaries

Proforma Consolidated Statement of Operations (Unaudited)

Nine Months Ended September 30, 2005

	Allion	Specialty - two months ended February 28, 2005	PMW - seven months ended August 5, 2005	Pro Forma Adjustments - Specialty & PMW		Allion, Specialty & PMW Pro Forma Consolidated	Priority	Pro Forma Adjustments - Priority	Pro Forma Consolidated
Net sales	$85,261,440	$4,566,109	$14,686,591			$104,514,140	$14,451,890		$118,966,030
Cost of goods sold	71,671,766	3,569,576	12,746,025			87,987,367	12,777,392		100,764,759

Gross profit	13,589,674	996,533	1,940,566			16,526,773	1,674,498	0	18,201,271

Operating expenses:
Selling, general & administrative expenses	12,596,577	390,173	480,473	61,019	(1)	13,625,037	2,898,992	195,396 (9)	16,719,425
				(300,000	)(6)
				396,794	(7)

Operating income (loss)	993,097	606,360	1,460,093	(157,814)		2,901,736	(1,224,494)	(195,396)	1,481,846

Other income (expense):
Interest expense	(359,419)			(22,958	)(3)	(449,877)			(449,877)
				(67,500	)(5)
Other income	316,744					316,744			316,744

Total other income (expense)	(42,675)	0	0	(90,458)		(133,133)	0	0	(133,133)

Income before taxes & discontinued operations	950,422	606,360	1,460,093	(248,272)		2,768,603	(1,224,494)	(195,396)	1,348,712
Provision for income taxes (10)						0			0

Income (loss) from continued operations	950,422	606,360	1,460,093	(248,272)		2,768,603	(1,224,494)	(195,396)	1,348,712

Deemed dividend on preferred stock	$(1,338,047)					(1,338,047)			(1,338,047)

Income (loss) from continued operations available to common stockholders	$(387,625)	$606,360	$1,460,093	$(248,272)		$1,430,556	$(1,224,494)	$(195,396)	$10,665

Basic loss from Cont. Ops. per common share	$(0.06)					$0.22			$0.00
Diluted loss from Cont. Ops.per common share	$(0.06)					$0.13			$0.00

Basic weighted average of common shares outstanding	6,636,738					6,636,738			6,636,738
Diluted weighted average of common shares outstanding	6,636,738					11,082,843			11,082,843

See notes to pro forma consolidated statement of operations

Allion Health Care, Inc. & Subsidiaries

Proforma Consolidated Statement of Operations (Unaudited)

Year Ended December 31, 2004

	Allion	NAHH	Specialty	PMW	Pro Forma Adjustments - NAHH, Specialty & PMW		Allion, NAHH, Specialty & PMW Pro Forma Consolidated	Priority	Pro Forma Adjustments - Priority	Pro Forma Consolidated
Net sales	$60,080,003	$15,400,938	$26,093,338	$24,009,941			$125,584,220	$19,831,401		145,415,621
Cost of goods sold	53,162,201	10,716,273	21,964,563	20,810,829			106,653,866	17,292,304		123,946,170

Gross profit	6,917,802	4,684,665	4,128,775	3,199,112			18,930,354	2,539,097		21,469,451

Operating expenses:
Selling, general & administrative expenses	9,162,734	3,167,781	2,399,491	1,180,481	366,116	(1)	17,867,778	3,115,759	260,528 (9)	21,244,065
					310,955	(2)
					680,219	(7)
					600,000	(6)

Operating income (loss)	(2,244,932)	1,516,884	1,729,284	2,018,631	(1,957,291)		1,062,576	(576,662)	(260,528)	225,386

Other income (expense):
Interest expense	(233,460)		(1,242)	(10,070)	(137,750	)(3)	(859,710)			(859,710)
					(72,188	)(4)
					(405,000	)(5)
Loss on disposal of assets	4,466	(25,659)					(21,193)			(21,193)

Total other income (expense)	(228,994)	(25,659)	(1,242)	(10,070)	(614,938)		(880,903)	0	0	(880,903)

Income before taxes & discontinued operations	(2,473,926)	1,491,225	1,728,042	2,008,561	(2,572,228)		181,674	(576,662)	(260,528)	(655,516)

Provision for income taxes	(76,202)						(76,202)			(76,202)

Income (loss) from continuing operations	(2,550,128)	1,491,225	1,728,042	2,008,561	(2,572,228)		105,472	(576,662)	(260,528)	(731,718)

Basic loss from continuing operations per common share	$(0.82)						$0.03			$(0.24)
Diluted loss from continuing operations per common share	$(0.82)						$0.01			$(0.24)

Basic weighted average of	3,100,000						3,100,000			3,100,000
common shares outstanding
Diluted weighted average of	3,100,000						7,678,306			3,100,000
common shares outstanding

See notes to pro forma consolidated statement of operations

Allion Health Care, Inc. & Subsidiaries

Proforma Consolidated Balance Sheet (Unaudited)

September 30, 2005

	Allion	Priority	Pro Forma Adjustments - Priority		Allion & Priority Pro Forma Consolidated
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$5,983,362	$200	$(6,879,192	)(8)	$0
			(18,561	)(8)
			914,391	(8)
			(200	)(8)
Investments in short term securities	28,812,000		(914,391	)(8)	27,897,609
Accounts receivable, net	12,229,967	2,213,059	(2,213,059	)(8)	12,229,967
Inventories	2,095,625	384,205	(5,013	)(8)	2,474,817
Prepaid expenses and other current assets	705,185	101,461	(101,461	)(8)	705,185

Total current assets	49,826,139	2,698,925	(9,217,486)		43,307,578

Property and equipment, net	653,732	130,879	(130,879	)(8)	653,732
Goodwill	14,750,870		4,829,200	(8)	19,580,070
Intangible assets	17,742,521		3,020,801	(8)	20,763,322
Other assets	87,490	2,922	(2,922)		87,490

TOTAL ASSETS	$83,060,752	$2,832,726	$(1,501,286)		$84,392,192

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$14,709,875	$666,148	$231,439	(8)	$14,941,314
			(666,148	)(8)
Due to shareholder		742,879	(742,879	)(8)	0
Notes payable-subordinated	670,797				670,797
Revolving credit line	1,009				1,009
Current portion of capital lease obligations	123,002				123,002
Other current liabilities			1,100,001	(8)	1,100,001

Total current liabilities	15,504,683	1,409,027	(77,587)		16,836,123

LONG TERM LIABILITIES:
Note payable - subordinated	678,352				678,352
Capital lease obligations	112,603				112,603
Other	25,804				25,804

Total liabilities	16,321,442	1,409,027	(77,587)		17,652,882

CONTINGENCIES

STOCKHOLDERS’ EQUITY
Common stock	12,802				12,802
Additional paid-in capital	77,685,946				77,685,946
Net investment in Pharmacy Retail Division		1,423,699	(1,423,699	)(8)
Accumulated income (deficit)	(10,959,438)				(10,959,438)

Total stockholders’ equity	66,739,310	1,423,699	(1,423,699)		66,739,310

Total liabilities and stockholders’ equity	$83,060,752	$2,832,726	$(1,501,286)		$84,392,192

See notes to pro forma consolidated financial statements

Footnotes to Unaudited Pro Forma Consolidated Statement of Operations:

(1)	To record amortization expense on the intangibles of $366,116 for the year ended December 31, 2004 ($61,019 for the two months ended February 28, 2005), relating to the acquisition of Specialty.

(2)	To record amortization expense on the intangibles of $310,955 for the year ended December 31, 2004, relating to the acquisition of NAHH.

(3)	To record interest expense of $137,750 for the $1.9 million promissory note for the year ended December 31, 2004 ($22,958 for the two months ended February 28,2005), relating to the acquisition of Specialty, at an contractual interest rate of 7.25% per annum (prime rate + 2%).

(4)	To record interest expense of $72,188 for the $675,000 and $700,000 promissory notes for the year ended December 31, 2004, relating to the acquisition of NAHH, at an imputed interest rate of 5.25% per annum.

(5)	To record interest expense on borrowings under our revolving credit lines of $405,000 for the year ended December 31, 2004 ($67, 500 for the 2 months ended February 28,2005), to fund the acquisitions of NAHH and Specialty. We used $4,500,00 of borrowings under the facility with GE Capital (with interest at the Prime Rate plus 2% per annum) and $1,500,000 of borrowings under the revolving credit line with West Bank (with interest at the Prime Rate per annum).

(6)	To record $600,000 for the year ended December 31, 2004 of contingent consideration as compensation under the Purchase Agreement dated February 28,2005 between Specialty and Michael Tubb. His amount is payable to Michael Tubb based on his continued employment for one year post acquisition and is non-recurring. Operating expenses were reduced by $300,000 for the nine months ended September 30, 2005 to reverse the contingent compensation accrued.

(7)	To record amortization expense on the intangibles of $680,219 for the year ended December 31, 2004 and $396,794 for the seven months ended August 5, 2005, relating to the acquisition of PMW

(8)	To record the purchase of inventories and intellectual properties of Priority (the FAS 141 valuation is preliminary and subject to change) and eliminate those assets and liabilities of Priority not acquired:

Purchase Price Paid
Cash paid at closing	$6,500,000
Cash paid for inventory	379,192
Additional payments due	1,100,001
Direct acquisition costs	250,000

Total Purchase Price	8,229,193
less: net tangible assets	(379,192)

$7,850,001

Allocation of Purchase Price
Referral Relationship (fifteen year life)	2,577,240
Covenant Not to Compete - active owner (five year life)	418,561
Covenant Not to Compete - inactive owner (five year life)	25,000
Workforce (part of goodwill)	118,661
Goodwill	4,710,539

$7,850,001

(9)	To record amortization expense on the intangibles of $260,528 for the year ended December 31, 2004 and $195,396 for the nine months ended September 30, 2005, relating to the acquisition of Priority.

(10)	For the nine months ended September 30, 2005 the Company believes that it would be able to use its historical losses to offset taxable income included in the Pro Forma Consolidated Statement of Operations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 21, 2006

Allion Healthcare, Inc.

By:	/s/ James G. Spencer
James G. Spencer Chief Financial Officer, Secretary and Treasurer